Exhibit 99.1

Lennox International Reports First Quarter Results

•	Adjusted EPS from continuing operations of $0.37, and GAAP EPS from continuing operations of $0.31

•	Reiterating 2015 revenue growth guidance of 4-8% at constant currency

•	Reiterating 2015 adjusted EPS from continuing operations guidance of $5.20-$5.60, and updating GAAP EPS from continuing operations guidance to $5.14-$5.54

DALLAS, April 20, 2015 – Lennox International Inc. (NYSE: LII) today reported financial results for the first quarter of 2015. Financial results reflect sold businesses in discontinued operations.

Revenue for the first quarter was $686 million, down 1% from the prior-year quarter including the negative impact from foreign exchange. At constant currency, revenue was up 2%, led by 7% growth in the Residential business. Adjusted earnings per share from continuing operations was $0.37 compared to $0.42 in the prior-year quarter. On a GAAP basis, earnings per share from continuing operations was $0.31 compared to $0.40 in the prior-year quarter.

“We continued to see strong momentum in our Residential business in the first quarter, and our Refrigeration business was as expected,” said Chairman and CEO Todd Bluedorn. “However, our Commercial business saw the timing of specific national account equipment business shift beyond the first quarter into the second through fourth quarters of this year. While Commercial national account business was down in the first quarter, our backlog is up double digits from a year ago, and we continue to expect solid growth for 2015 overall. Our non-national account business in North America continued to see strong momentum with high single-digit revenue growth in the first quarter. Overall for the Commercial business segment in the quarter, revenue was down 3% at constant currency. In Refrigeration, North America revenue was up mid single-digits, led by strong double-digit growth in supermarkets. Europe and Australia revenue was down double digits, with the mid-2014 repeal of the carbon tax in Australia significantly impacting profitability as expected and previously discussed. Overall for the Refrigeration business segment, revenue was down 2% at constant currency. In Residential, revenue was up 7% at constant currency. Residential profit rose 28% and segment margin expanded 150 basis points to 8.6% as our strong business momentum continued.

“Looking ahead for the company overall in 2015, we remain well-positioned to capitalize on growth in our end markets, capture additional market share, and drive our operational initiatives for higher profitability. We continue to expect revenue growth of 4-8% at constant currency and reiterate guidance for adjusted EPS from continuing operations of $5.20-$5.60 for the full year. The second quarter is off to a solid start, and we look forward to our strongest seasonal periods of the year.”

FINANCIAL HIGHLIGHTS

Revenue: Revenue for the first quarter was $686 million, down 1% from the prior-year quarter. At constant currency, revenue was up 2%. Volume and price were up, and mix was down from the prior-year quarter.

Gross Profit: Gross profit for the first quarter was $163 million compared to $168 million in the prior-year quarter. Gross margin was 23.8% compared to 24.2% in the prior-year quarter. Gross profit was negatively impacted by negative mix, Australian refrigerant profitability, foreign exchange, and investments in distribution expansion, with partial offsets from higher volume, favorable price, and lower material costs.

Income from Continuing Operations: Adjusted income from continuing operations in the first quarter was $16.8 million, or $0.37 per share, compared to $20.8 million, or $0.42 per share, in the prior-year quarter. Adjusted earnings from continuing operations for the first quarter of 2015 excludes $2.8 million in after-tax charges: $2.2 million in special legal contingency charges, $0.5 million for environmental liabilities, and $0.1 million for other items, net.

On a GAAP basis, income from continuing operations for the first quarter was $14.0 million, or $0.31 per share, compared to $19.9 million, or $0.40 per share, in the prior-year quarter.

Free Cash Flow and Total Debt: Net cash used in operations in the first quarter was $122 million compared to $125 million in the prior-year quarter. The company invested $18 million in capital assets in the first quarter compared to $17 million in the first quarter a year ago. Free cash flow was ($140) million compared to ($142) million in the prior-year quarter. Total debt at the end of the first quarter was $1,086 million. Total cash and cash equivalents were $37 million at the end of the quarter. The company paid $13 million in dividends in the first quarter. The company’s previously announced $450 million accelerated stock repurchase program continues and is still expected to be completed in the second half of 2015.

BUSINESS SEGMENT HIGHLIGHTS

Residential Heating & Cooling

First quarter 2015 revenue in the Residential Heating & Cooling business segment was $363 million, up 6% from the prior-year quarter. At constant currency, revenue was up 7%. Segment profit was $31 million, up 28% from the prior-year quarter. Segment profit margin was 8.6%, up 150 basis points from the prior-year quarter. Results were primarily impacted by higher volume, favorable price/mix, and lower material costs, with partial offsets from negative foreign exchange and investments in SG&A and distribution expansion.

Commercial Heating & Cooling

Revenue in the Commercial Heating & Cooling business segment was $160 million, down 8% from the prior-year quarter. At constant currency, revenue was down 3%. Segment profit was $8 million, down 25% from the prior-year quarter. Segment profit margin was 4.8%, down 110 basis points from the prior-year quarter. Results were primarily impacted by lower volume, negative foreign exchange, and investments in distribution expansion and the VRF business, with partial offsets from favorable price/mix and lower material costs.

Refrigeration

Revenue in the Refrigeration business segment was $163 million in the first quarter, down 9%. At constant currency, revenue was down 2%. Segment profit was $4 million, down 67% from $12 million in the prior-year quarter. Segment profit margin was 2.4%, down 430 basis points from the prior-year quarter. Results were primarily impacted by lower Australian refrigerant profitability, unfavorable mix in North America supermarket business, and negative foreign exchange, with partial offsets from lower material costs and factory productivity.

FULL-YEAR OUTLOOK

For 2015, the company reiterates revenue and adjusted EPS from continuing operations guidance.

•	Reiterating revenue growth guidance of 4-8% at constant currency; the company continues to expect a negative 3 point impact from foreign exchange on a full-year basis for a revenue growth range of 1-5% at actual currency.

•	Reiterating adjusted EPS from continuing operations guidance of $5.20-$5.60.

•	Updating GAAP EPS from continuing operations guidance from $5.20-$5.60 to $5.14-$5.54.

•	Reiterating effective tax rate guidance of 34-35% on a full-year basis.

•	Reiterating capital expenditure guidance of approximately $85 million.

•	Reiterating guidance for the company’s previously announced $450 million accelerated share repurchase program to be completed in the second half of 2015.

CONFERENCE CALL INFORMATION

A conference call to discuss the company’s first quarter results will be held this morning at 8:30 a.m. Central time. To listen, please call the conference call line at 612-234-9960 at least 10 minutes prior to the scheduled start time and use reservation number 357376. The conference call will also be webcast on Lennox International’s web site at www.lennoxinternational.com. A replay will be available from 11:30 a.m. Central time on April 20 through April 27, 2015 by dialing 800-475-6701 (U.S.) or 320-365-3844 (international) and using access code 357376. The call will also be archived on the company’s web site.

Lennox International Inc. is a global leader in the heating, air conditioning, and refrigeration markets. Lennox International stock is traded on the New York Stock Exchange under the symbol “LII”. Additional information is available at: www.lennoxinternational.com or by contacting Steve Harrison, Vice President, Investor Relations, at 972-497-6670.

The statements in this news release that are not historical statements, including statements regarding the 2015 full-year outlook and expected financial results for 2015, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the statements. Risks and uncertainties that could cause actual results to differ materially from such statements include, but are not limited to: the impact of higher raw material prices, LII’s ability to implement price increases for its products and services, economic conditions in our markets, regulatory changes such as the repeal of the carbon tax in Australia, the impact of unfavorable weather, and a decline in new construction activity and related demand for products and services. For information concerning these and other risks and uncertainties, see LII’s publicly available filings with the Securities and Exchange Commission. LII disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(Unaudited)

(Amounts in millions, except per share data)	For the Three Months Ended March 31,
	2015	2014
Net sales	$685.8	$695.4
Cost of goods sold	522.8	527.3

Gross profit	163.0	168.1
Operating Expenses:
Selling, general and administrative expenses	133.4	135.6
Losses (gains) and other expenses, net	5.6	2.4
Restructuring charges	0.3	0.1
Income from equity method investments	(3.3)	(3.9)

Operational income from continuing operations	27.0	33.9
Interest expense, net	5.7	3.3
Other expense (income), net	—	—

Income from continuing operations before income taxes	21.3	30.6
Provision for income taxes	7.3	10.7

Income from continuing operations	14.0	19.9
Discontinued Operations:
Loss from discontinued operations before income taxes	(0.2)	—
Benefit from income taxes	(0.1)	—

Loss from discontinued operations	(0.1)	—

Net income	$13.9	$19.9

Earnings per share – Basic:
Income from continuing operations	$0.31	$0.41
Loss from discontinued operations	—	—

Net income	$0.31	$0.41

Earnings per share – Diluted:
Income from continuing operations	$0.31	$0.40
Loss from discontinued operations	—	—

Net income	$0.31	$0.40

Weighted Average Number of Shares Outstanding - Basic	44.7	49.0
Weighted Average Number of Shares Outstanding - Diluted	45.5	49.9

Cash dividends declared per share	$0.30	$0.24

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

Segment Net Sales and Profit (Loss)

(Unaudited)

(Amounts in millions)	For the Three Months Ended March 31,
	2015	2014
Net Sales
Residential Heating & Cooling	$362.5	$342.1
Commercial Heating & Cooling	159.9	173.0
Refrigeration	163.4	180.3

	$685.8	$695.4

Segment Profit (Loss) (1)
Residential Heating & Cooling	$31.2	$24.4
Commercial Heating & Cooling	7.7	10.2
Refrigeration	4.0	12.1
Corporate and other	(11.7)	(11.4)

Subtotal that includes segment profit and eliminations	31.2	35.3

Reconciliation to income from continuing operations before income taxes:
Special product quality adjustments	(0.2)	—
Items in Losses (gains) and other expenses, net that are excluded from segment profit (loss) (1)	4.1	1.3
Restructuring charges	0.3	0.1
Interest expense, net	5.7	3.3
Special inventory write down	—	—
Other expense (income), net	—	—

Income from continuing operations before income taxes	$21.3	$30.6

(1)	The Company defines segment profit and loss as a segment’s income or loss from continuing operations before income taxes included in the accompanying Consolidated Statements of Operations, excluding:

•	Special product quality adjustments;

•	The following items in Losses (gains) and other expenses, net:

•	Net change in unrealized gains and/or losses on unsettled futures contracts,

•	Special legal contingency charges,

•	Asbestos-related litigation,

•	Environmental liabilities, and

•	Other items, net;

•	Restructuring charges;

•	Goodwill, long-lived asset, and equity method investment impairments;

•	Interest expense, net;

•	Special inventory write down; and

•	Other expense, net.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Amounts in millions, except shares and par values)	As of March 31, 2015	As of December 31, 2014
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$36.7	$37.5
Accounts and notes receivable, net of allowances of $7.5 and $7.9 in 2015 and 2014, respectively	449.4	421.4
Inventories, net	533.1	463.3
Deferred income taxes, net	32.7	32.5
Other assets	88.4	59.3

Total current assets	1,140.3	1,014.0
Property, plant and equipment, net of accumulated depreciation of $655.3 and $654.1 in 2015 and 2014, respectively	356.0	358.6
Goodwill	204.5	209.4
Deferred income taxes	91.5	97.5
Other assets, net	87.2	84.8

Total assets	$1,879.5	$1,764.3

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current Liabilities:
Short-term debt	$185.3	$226.6
Current maturities of long-term debt	31.5	24.0
Accounts payable	347.6	324.3
Accrued expenses	204.9	239.0
Income taxes payable	1.2	13.4

Total current liabilities	770.5	827.3
Long-term debt	869.0	675.0
Post-retirement benefits, other than pensions	4.0	4.5
Pensions	131.0	129.9
Other liabilities	121.2	118.6

Total liabilities	1,895.7	1,755.3
Commitments and contingencies
Stockholders’ (deficit) equity:
Preferred stock, $.01 par value, 25,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.01 par value, 200,000,000 shares authorized, 87,170,197 shares issued	0.9	0.9
Additional paid-in capital	839.4	824.9
Retained earnings	1,022.5	1,022.1
Accumulated other comprehensive loss	(178.7)	(153.5)
Treasury stock, at cost, 42,181,306 shares and 42,535,126 shares in 2015 and 2014, respectively	(1,700.9)	(1,686.0)
Noncontrolling interests	0.6	0.6

Total stockholders’ (deficit) equity	(16.2)	9.0

Total liabilities and stockholders’ (deficit) equity	$1,879.5	$1,764.3

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in millions)	For the Three Months Ended March 31,
	2015	2014
Cash flows from operating activities:
Net income	$13.9	$19.9
Net loss from discontinued operations	0.1	—
Adjustments to reconcile net income to net cash provided by operating activities:
Income from equity method investments	(3.3)	(3.9)
Dividends from affiliates
Restructuring expenses, net of cash paid	(0.1)	(0.1)
Provision for bad debts	0.9	(0.1)
Unrealized losses on derivative contracts	0.2	0.6
Stock-based compensation expense	3.5	3.8
Depreciation and amortization	15.5	15.0
Deferred income taxes	(1.1)	0.5
Other items, net	0.1	12.8
Changes in assets and liabilities, net of effects of divestitures:
Accounts and notes receivable	(40.1)	(33.8)
Inventories	(78.5)	(122.9)
Other current assets	1.0	(1.7)
Accounts payable	29.6	59.5
Accrued expenses	(29.0)	(33.1)
Income taxes payable and receivable	(40.1)	(29.3)
Other	5.3	(12.2)
Net cash used in discontinued operations	(0.1)	—

Net cash used in operating activities	(122.2)	(125.0)
Cash flows from investing activities:
Proceeds from the disposal of property, plant and equipment		—
Purchases of property, plant and equipment	(18.0)	(17.3)
Net proceeds from sale of business	—
Net cash used in discontinued operations	—

Net cash used in investing activities	(18.0)	(17.3)
Cash flows from financing activities:
Short-term borrowings, net	(0.2)	2.5
Asset securitization borrowings	(40.0)	—
Asset securitization payments	—	—
Long-term debt payments	—	(0.4)
Borrowings from revolving credit facility	580.5	479.0
Payments on revolving credit facility	(379.0)	(319.0)
Proceeds from employee stock purchases	0.6	0.5
Repurchases of common stock	—	—
Repurchases of common stock to satisfy employee withholding tax obligations	(20.5)	(10.7)
Excess tax benefits related to share-based payments	16.0	4.2
Cash dividends paid	(13.4)	(11.8)

Net cash provided by financing activities	144.0	144.3
Increase in cash and cash equivalents	3.8	2.0
Effect of exchange rates on cash and cash equivalents	(4.6)	(1.0)
Cash and cash equivalents, beginning of period	37.5	38.0

Cash and cash equivalents, end of period	$36.7	$39.0

Supplemental disclosures of cash flow information:
Interest paid	$3.1	$1.2

Income taxes paid (net of refunds)	$32.2	$35.4

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

Reconciliation to U.S. GAAP (Generally Accepted Accounting Principles) Measures

(Unaudited, in millions, except per share and ratio data)

Use of Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements and segment net sales and profit presented in accordance with U.S. GAAP, additional non-GAAP financial measures are provided and reconciled in the following tables. In addition to these non-GAAP measures, the Company also provides rates of revenue change at constant currency on a consolidated and segment basis. The Company believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results. The Company believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company’s business trends and operating performance.

Reconciliation of Income from Continuing Operations, a GAAP measure, to Adjusted Income from Continuing Operations, a Non-GAAP measure

	For the Three Months Ended March 31,
	2015	2014
Income from continuing operations, a GAAP measure	$14.0	$19.9
Restructuring charges, after tax	0.2	0.1
Special product quality adjustments, after tax (b)	(0.1)	—
Special legal contingency charges, after tax (a)	2.2	0.2
Asbestos-related litigation, after tax (a)	0.1	0.1
Net change in unrealized losses (gains) on unsettled future contracts, after tax (a)	(0.1)	0.4
Environmental liabilities, after tax (a)	0.5	—
Other items, net, after tax (a)	—	0.1

Adjusted income from continuing operations, a non-GAAP measure	$16.8	$20.8

Income per share from continuing operations - diluted, a GAAP measure	$0.31	$0.40
Special legal contingency charges, after tax (a)	0.05	0.01
Net change in unrealized losses (gains) on unsettled future contracts, after tax (a)	—	0.01
Environmental liabilities, after tax (a)	0.01	—

Adjusted earnings per share from continuing operations - diluted, a non-GAAP measure	$0.37	$0.42

(a)	Recorded in Losses (gains) and other expenses, net in the Consolidated Statements of Operations
(b)	Recorded in Cost of goods sold in the Consolidated Statements of Operations

	For the Three Months Ended March 31,
	2015	2014
Components of Losses (gains) and other expenses, net (pre-tax):
Realized losses on settled future contracts (a)	$0.4	$0.2
Foreign currency exchange losses (gains) (a)	1.1	0.8
Loss on disposal of fixed assets (a)	—	0.1
Net change in unrealized losses (gains) on unsettled futures contracts (b)	(0.1)	0.6
Special legal contingency charges (b)	3.4	0.4
Asbestos-related litigation (b)	0.1	0.2
Environmental liabilities (b)	0.7	—
Other items, net (b)	—	0.1

Losses (gains) and other expenses, net (pre-tax)	$5.6	$2.4

(a)	Included in segment profit (loss) and Adjusted income from continuing operations
(b)	Excluded from segment profit (loss) and Adjusted income from continuing operations

Reconciliation of Estimated Adjusted Income per Share from Continuing Operations - Diluted, a Non-GAAP measure, to Income per Share from Continuing Operations - Diluted, a GAAP measure

For the Year Ended December 31, 2015 ESTIMATED
Adjusted income per share from continuing operations - diluted, a Non-GAAP measure	$5.20 - $5.60
Special legal contingency charges and other items	(0.06)

Income per share from continuing operations - diluted, a GAAP measure	$5.14 - $5.54

Reconciliation of Net Cash Provided by Operating Activities, a GAAP measure, to Free Cash Flow, a Non-GAAP measure (dollars in millions)

	For the Three Months Ended March 31,
	2015	2014

Net cash provided by operating activities, a GAAP measure	$(122.2)	$(125.0)
Purchases of property, plant and equipment	(18.0)	(17.3)

Free cash flow, a Non-GAAP measure	$(140.2)	$(142.3)

Trailing Twelve Months to March 31, 2015
Calculation of Debt to EBITDA Ratio (dollars in millions):
Adjusted EBIT (a)	$336.8
Depreciation and amortization expense (b)	61.3

EBITDA (a + b)	$398.1

Total debt at March 31, 2015 (c)	$1,085.8

Total Debt to EBITDA ratio ((c / (a + b))	2.7

Reconciliation of Adjusted EBIT, a Non-GAAP measure, to Income From Continuing Operations Before Income Taxes, a GAAP measure (dollars in millions)

Trailing Twelve Months to March 31, 2015
Adjusted EBIT per above, a Non-GAAP measure	336.8
Special product quality adjustments	(1.6)
Items in Losses (gains) and other expenses, net that are excluded from segment profit	7.5
Restructuring charges	2.1
Interest expense, net	19.6
Special inventory write down	1.0
Other expenses, net	(0.1)

Income from continuing operations before income taxes, a GAAP measure	308.3